Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-53753, 333-39159, 333-02979, 333-115014, 333-137985, 333-41840, 333-40468, 333-35744, 333-89086, 333-179857, 333-219662, and 333-219663) and Form S-3 (No. 333-219657) of WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION of our report dated February 23, 2017 relating to the financial statements of Faiveley Transport, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France
September 10 , 2018